Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Richard N. Massey | Chairman
Matt Machen | CFO
501.975.6011

Bear State Financial, Inc. Announces First Quarter 2015 Earnings

FINANCIAL HIGHLIGHTS:

●	First quarter 2015 core earnings were $2.8 million or $0.08 per common share, compared to a core loss of $96,000 or $0.00 per common share in the first quarter of 2014.

●	First quarter GAAP net income was $2.3 million or $0.07 per common share, compared to a loss of $277,000 or -$0.01 per common share for the first quarter of 2014.

●	Book value per common share was $5.19 at March 31, 2015, a 62% increase from $3.21 at March 31, 2014.

●

During the first quarter of 2015 Bear State Financial completed the consolidation and integration of its three subsidiary banks – First Federal Bank of Harrison, First National Bank of Hot Springs and Heritage Bank of Jonesboro – forming Bear State Bank.

Little Rock, AR – May 14, 2015 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $2.3 million and earnings per diluted common share of $0.07 in the first quarter of 2015, compared to a loss of $277,000 or -$0.01 per diluted common share in the first quarter of 2014. Core earnings for the first quarter of 2015 were $2.8 million or $0.08 per diluted common share compared to a core loss of $96,000 or $0.00 per diluted common share in the first quarter of 2014.

On February 13, 2015, the Company consolidated its three subsidiary banks into a single charter forming Bear State Bank. The Company has begun experiencing significant operational and organizational improvements as a result of the charter consolidation, the benefits of which are expected to be realized in the second quarter of 2015.

The Company reported core earnings of $2.8 million in the first quarter of 2015, compared to a core loss of $96,000 in the first quarter of 2014. Non-core items during the first quarter of 2015 included merger, integration and rebranding expenses of approximately $960,000, related to the charter consolidation and a gain on sale of securities of $88,000. Collectively, the effect of all non-core items, net of taxes, decreased GAAP net income by approximately $538,000, or approximately $0.01 of diluted earnings per share.

Book value per common share was $5.19 at March 31, 2015, a 62% increase from $3.21 at March 31, 2014. Tangible book value per common share was $4.20 at March 31, 2015, a 31% increase from $3.21 at March 31, 2014.

FINANCIAL CONDITION

Total assets were $1.48 billion at March 31, 2015, a 160% increase compared to $569 million at March 31, 2014. Total deposits were $1.24 billion at March 31, 2015, a 153% increase compared to $489 million at March 31, 2014. The increase in both assets and deposits was primarily due to the merger with First National Security Company (“First National”) on June 13, 2014. Total loans were $1.04 billion at March 31, 2015, an increase of $643 million, or 162%, compared to the same period in 2014.

Total stockholders’ equity was $173 million at March 31, 2015, a 142% increase from $72 million at March 31, 2014. Tangible common stockholders’ equity was $140 million at March 31, 2015, a 94% increase from $72 million at March 31, 2014. Book value per common share was $5.19 at March 31, 2015, a 62% increase from $3.21 at March 31, 2014. Tangible book value per common share was $4.20 at March 31, 2015, a 31% increase from $3.21 at March 31, 2014. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.72% at March 31, 2015, compared to 12.57% at March 31, 2014. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

First quarter 2015 core earnings totaled $2.8 million or $0.08 per diluted common share, compared to a loss of $96,000 or $0.00 per diluted common share in the first quarter of 2014. The core return on average assets measured 0.76% and -0.07%; core return on average equity measured 6.58 % and -0.54%; and core return on average tangible equity measured 8.14% and -0.54%, each for the first quarters of 2015 and 2014, respectively.

The Company recognized first quarter 2015 GAAP net income of $2.3 million or $0.07 per diluted common share. GAAP net income includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income and core income, together with related financial measures and ratios is included in the schedules accompanying this release. Non-core items decreased GAAP net income by $538,000 or $0.01 per diluted common share in the most recent quarter. In the first quarter of 2014, the Company reported a loss of $277,000 or -$0.01 per diluted common share on a GAAP basis. The GAAP net income resulted in a GAAP return on average assets of 0.61% in the first quarter of 2015, compared to -0.20% in the first quarter of 2014.

Net interest income for the first quarter of 2015 was $12.6 million compared to $3.9 million for the same period in 2014. Interest income for the first quarter of 2015 was $14.1 million compared to $4.8 million for the same period in 2014. The increase in interest income for the first quarter of 2015 compared to the same period in 2014 was primarily related to increases in the average balances of loans receivable and investment securities as a result of the merger with First National. Interest expense for the first quarter of 2015 was $1.5 million compared to $891,000 for the same period in 2014. The increase in interest expense for the first quarter of 2015 compared to the same period in 2014 was primarily due to an increase in the average balance of deposit accounts as a result of the First National merger.

Net interest margin measured 3.85% for the first quarter of 2015, compared to 3.08% for the same period in 2014. The Company’s net interest margin increased primarily as a result of an increase in yields on loans receivable resulting from loans acquired in the First National merger. The average cost of total interest-bearing liabilities decreased to 0.54% for the first quarter 2015, compared to 0.78% for the same period in 2014.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income for the three months ended March 31, 2015 increased to $3.1 million from $1.2 million for the same period in 2014, a 158% increase. The increase was primarily due to an increase in deposit fee income and gain on sale of loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the merger with First National. The increase in gain on sale of loans was due to an increase in the number of mortgage loans sold and the average profit on loans held for sale.

Total noninterest expense increased $6.9 million or 129% during the first quarter of 2015 compared to the first quarter of 2014. The variance in total noninterest expense was primarily related to expenses related to the First National merger. The Company’s core efficiency ratio improved to 71.88% in the first quarter of 2015 compared to 101.90% in the first quarter of 2014.

Nonperforming assets declined 18% to $14.6 million at March 31, 2015, compared to $18.0 million at March 31, 2014. The allowance for loan losses represented 1.32% of total loans at March 31, 2015, compared to 3.15% at March 31, 2014. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 2.20% at March 31, 2015. The ratio of the allowance for loan losses to nonperforming loans was 138.60% at March 31, 2015, compared to 114.15% at March 31, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2015 was 0.08% compared to 0.23% for the quarter ended March 31, 2014. Provision for loan losses increased from $0 for the first quarter of 2014 to $300,000 for the first quarter of 2015. The increase in provision is attributable to loan growth at Bear State’s three banks and a migration of the First National renewed loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 43 branches and three loan production offices throughout Arkansas and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings which management believes is useful in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s operational integration project. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward- looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	March	December	September	March
	2015	2014	2014	2014
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$388,043	$415,155	$423,925	$202,965
Consumer real estate - mortgage loans	315,082	320,254	318,508	126,583
Farmland	50,244	47,199	48,892	2,570
Construction and land development	100,918	98,594	89,165	26,225
Commercial and industrial loans	152,913	139,871	149,073	34,240
Consumer and other	32,613	33,809	33,268	3,950
Total loans	1,039,813	1,054,882	1,062,831	396,533
Allowance for loan losses	(13,762)	(13,660)	(12,964)	(12,478)
Investment securities	176,599	174,218	190,376	71,951
Goodwill	25,717	25,717	25,801	-
Core deposit intangible, net	7,182	7,338	7,494	-
Total assets	1,477,597	1,514,595	1,528,387	569,313
Noninterest-bearing deposits	176,924	180,136	169,962	22,025
Total deposits	1,236,258	1,263,797	1,277,306	488,717
Short term borrowings	5,576	12,083	12,081	-
FHLB advances	38,936	43,095	49,783	5,912
Other borrowings	18,706	18,163	19,519	-
Total stockholders' equity	173,128	170,454	165,419	71,574

Balance sheet data, quarterly averages:
Total loans	$1,045,946	$1,059,636	$1,045,076	$391,024
Investment securities	183,857	183,735	213,813	71,521
Total earning assets	1,325,125	1,350,646	1,309,259	509,016
Goodwill	25,717	25,773	25,612	-
Core deposit intangible, net	7,284	7,441	7,773	-
Total assets	1,504,716	1,525,455	1,493,527	556,426
Noninterest-bearing deposits	175,457	178,286	170,310	20,313
Interest-bearing deposits	1,072,255	1,106,867	1,096,212	456,275
Total deposits	1,247,712	1,285,153	1,266,522	476,588
Short term borrowings	11,902	11,992	14,763	-
FHLB Advances	50,206	37,942	47,559	5,923
Other borrowings	18,482	19,552	14,675	-
Total stockholders' equity	172,811	166,793	145,737	71,813

Statement of operation data for the three months ended:
Interest income	$14,106	$14,945	$16,223	$4,751
Interest expense	1,528	1,627	1,567	891
Net interest income	12,578	13,318	14,656	3,860
Provision for loan losses	300	758	600	-
Net interest income after provision for loan losses	12,278	12,560	14,056	3,860
Noninterest income	3,111	3,382	3,631	1,202
Noninterest expense	12,237	11,387	15,324	5,339
Income before taxes	3,152	4,555	2,363	(277)
Income tax expense	885	(259)	(20,312)	-
Net income	$2,267	$4,814	$22,675	$(277)

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	March	December	September	March
	2015	2014	2014	2014
Common stock data:
Core earnings per share, diluted	$0.08	$0.10	$0.12	$(0.00)
Net income per share, diluted	$0.07	$0.14	$0.68	$(0.01)
Tangible book value per share	$4.20	$4.12	$3.96	$3.21
Book value per share	$5.19	$5.11	$4.96	$3.21
Diluted weighted average shares outstanding	33,551,776	33,508,230	33,432,486	22,268,376
End of period shares outstanding	33,375,753	33,365,845	33,366,345	22,273,346
Profitability and performance ratios:
Core return on average assets	0.76%	0.89%	1.09%	-0.07%
Return on average assets	0.61%	1.25%	6.02%	-0.20%
Core return on average equity	6.58%	8.16%	11.12%	-0.54%
Core return on tangible equity	8.14%	10.19%	14.42%	-0.54%
Return on average equity	5.32%	11.45%	61.73%	-1.56%
Net interest margin	3.85%	3.91%	4.44%	3.08%
Noninterest income to total revenue	19.83%	20.25%	19.86%	23.75%
Noninterest income to average assets	0.84%	0.88%	0.96%	0.88%
Noninterest expense to average assets	3.30%	2.96%	4.07%	3.89%
Efficiency ratio(1)	71.88%	66.54%	77.62%	101.90%
Average loans to average deposits	83.83%	82.45%	82.52%	82.05%
Securities to total assets	11.95%	11.50%	12.46%	12.64%
Asset quality ratios:
Allowance for loan losses to total loans	1.32%	1.29%	1.22%	3.15%
Allowance for loan losses to non-performing loans	138.60%	139.82%	136.79%	114.15%
Nonperforming loans to total loans	0.95%	0.93%	0.89%	2.76%
Nonperforming assets to total assets	0.99%	0.96%	0.98%	3.16%
Annualized net charge offs to average total loans	0.08%	0.22%	0.01%	0.23%
Regulatory capital ratios:
Tier 1 leverage ratio	8.96%	8.29%	8.11%	12.45%
Common equity tier 1 capital ratio	11.39%	N/A	N/A	N/A
Tier I capital ratio	11.39%	10.89%	10.31%	16.70%
Total capital ratio	12.58%	12.11%	11.45%	17.97%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION - UNAUDITED

(In thousands, except share data)

ASSETS	March 31, 2015	December 31, 2014

Cash and cash equivalents	$82,416	$113,086
Interest-bearing time deposits in banks	11,923	12,421
Investment securities available for sale	176,599	174,218
Other investment securities, at cost	8,484	5,864
Loans receivable, net of allowance of $13,762 and $13,660, respectively	1,026,051	1,041,222
Loans held for sale	11,080	6,409
Accrued interest receivable	4,540	4,485
Real estate owned - net	4,719	4,792
Office properties and equipment - net	51,481	50,332
Cash surrender value of life insurance	45,269	44,130
Goodwill	25,717	25,717
Core deposit intangible - net	7,182	7,338
Deferred tax asset, net	19,564	20,697
Prepaid expenses and other assets	2,572	3,884

TOTAL	$1,477,597	$1,514,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$176,924	$180,136
Interest bearing deposits	1,059,334	1,083,661
Total deposits	1,236,258	1,263,797
Short term borrowings	5,576	12,083
Other borrowings	57,642	61,258
Other liabilities	4,993	7,003

Total liabilities	1,304,469	1,344,141

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at March 31, 2015 and December 31, 2014	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 33,375,753 and 33,365,845 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	334	334
Additional paid-in capital	169,543	169,543
Accumulated other comprehensive income	984	577
Retained earnings	2,267	--

Total stockholders’ equity	173,128	170,454

TOTAL	$1,477,597	$1,514,595

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except earnings per share)

	Three Months Ended
	March 31,	March 31,
	2015	2014
INTEREST INCOME:
Loans receivable	$13,204	$4,135
Investment securities:
Taxable	298	225
Nontaxable	508	286
Other	96	105
Total interest income	14,106	4,751

INTEREST EXPENSE:
Deposits	1,304	869
Other borrowings	224	22

Total interest expense	1,528	891

NET INTEREST INCOME	12,578	3,860

PROVISION FOR LOAN LOSSES	300	--

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	12,278	3,860

NONINTEREST INCOME:
Net gain on sales of investment securities	88	--
Deposit fee income	1,739	625
Earnings on life insurance policies	367	200
Gain on sale of loans	637	304
Other	280	73

Total noninterest income	3,111	1,202

NONINTEREST EXPENSES:
Salaries and employee benefits	6,459	3,062
Net occupancy expense	1,434	585
Real estate owned, net	38	217
FDIC insurance	222	120
Amortization of intangible assets	156	--
Data processing	1,169	418
Professional fees	376	195
Advertising and public relations	680	103
Postage and supplies	235	91
Other	1,468	548

Total noninterest expenses	12,237	5,339

INCOME (LOSS) BEFORE INCOME TAXES	3,152	(277)

INCOME TAX PROVISION	885	--

NET INCOME (LOSS)	$2,267	$(277)

Basic earnings (loss) per common share	$0.07	$(0.01)

Diluted earnings (loss) per common share	$0.07	$(0.01)

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(In thousands)

	Three Months Ended March 31,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,045,946	$13,204	5.12%	$391,024	$4,135	4.29%
Investment securities(2)	183,857	806	1.78	71,521	511	2.90
Other interest-earning assets	95,322	96	0.41	46,471	105	0.91
Total interest-earning assets	1,325,125	14,106	4.32	509,016	4,751	3.78
Noninterest-earning assets	179,591			47,410
Total assets	$1,504,716			$556,426
Interest-bearing liabilities:
Deposits	$1,072,255	1,304	0.49	$456,275	869	0.77
Other borrowings	80,590	224	1.13	5,923	22	1.51
Total interest-bearing liabilities	1,152,845	1,528	0.54	462,198	891	0.78
Noninterest-bearing deposits	175,457			20,313
Noninterest-bearing liabilities	3,603			2,102
Total liabilities	1,331,905			484,613
Stockholders' equity	172,811			71,813
Total liabilities and stockholders' equity	$1,504,716			$556,426

Net interest income		$12,578			$3,860
Net earning assets	$172,280			$46,818
Interest rate spread			3.78%			3.00%
Net interest margin			3.85%			3.08%
Ratio of interest-earning assets to Interest-bearing liabilities			114.94%			110.13%

(1)	Includes nonaccrual loans.
(2)	Includes FHLB of Dallas and Federal Reserve Bank stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(In thousands)

	March 31, 2015		December 31, 2014
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$4,946	0.34%	$4,959	0.33%	$(13)
Nonfarm nonresidential	3,050	0.21%	3,113	0.21%	(63)
Farmland	731	0.05%	734	0.05%	(3)
Construction and land development	599	0.04%	624	0.04%	(25)
Commercial	536	0.03%	306	0.02%	230
Consumer	67	--	34	--	33

Total nonaccrual loans	9,929	0.67%	9,770	0.65%	159

Accruing loans 90 days or more past due	--	--	353	0.02%	(353)

Real estate owned	4,719	0.32%	4,792	0.31%	(73)

Total nonperforming assets	14,648	0.99%	14,915	0.98%	(267)
Performing restructured loans	332	0.02%	566	0.04%	(234)

Total nonperforming assets and performing restructured loans (1)	$14,980	1.01%	$15,481	1.02%	$(501)

(1)	The table does not include substandard loans which were judged not to be impaired totaling $25.3 million at March 31, 2015 and $24.9 million at December 31, 2014 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at March 31, 2015.
(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED

(in thousands)

	For the Quarter ending
	3/31/2015	12/31/2014	9/30/2014	3/31/2014
Net income available to common stockholders	$2,267	$4,814	$22,675	$(277)
Average common stockholders' equity	172,811	166,793	145,737	71,813
Less Average Intangible Assets:
Goodwill	(25,717)	(25,773)	(25,612)	-
Core Deposit Intangible, net of accumulated amortization	(7,284)	(7,441)	(7,773)	-

Average tangible common stockholders' equity	$139,810	$133,579	$112,352	$71,813

Annualized return on average tangible common stockholders' equity	6.6%	14.3%	80.1%	-1.6%

BEAR STATE FINANCIAL, INC.

CALCULATION OF RATIO OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(in thousands)

	For the period ending
	3/31/2015	12/31/2014	9/30/2014	3/31/2014
Total common stockholder's equity	173,128	170,454	165,419	71,574
Less intangible assets:
Goodwill	(25,717)	(25,717)	(25,801)	-
Core Deposit Intangible, net of accumulated amortization	(7,182)	(7,338)	(7,494)	-
Total intangibles	(32,899)	(33,055)	(33,295)	-
Total tangible common stockholder's equity	$140,229	$137,399	$132,124	$71,574

Common Shares Outstanding	33,376	33,366	33,366	22,273

Tangible book value per common share	$4.20	$4.12	$3.96	$3.21

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		March	December	September	March
		2015	2014	2014	2014
Net income (loss)		$2,267	$4,814	$22,675	$(277)
Adj: Gain on sale of securities, net		(88)	(1)	(30)
Adj: Merger, acquisition and integration expenses		565	55	477	20
Adj: Rebranding expenses		395	219
Adj: Pension plan payment					-
Adj: Real estate owned provision		-	-	653	161
Adj. Data processing termination fees				3,035
Adj: Deferred tax asset valuation allowance reversal			(1,550)	(21,142)
Tax Effect of Adjustments		(334)	(105)	(1,583)
Total core income	(A)	$2,805	$3,432	$4,085	$(96)

Total revenue		$15,689	$16,700	$18,287	$5,062
Adj: Gain on sale of securities, net		(88)	(1)	(30)	-
Total core revenue		$15,601	$16,699	$18,257	$5,062

Total non-interest expense		$12,237	$11,387	$15,324	$5,339
Less: Merger, acquisition and integration expenses		(565)	(55)	(477)	(20)
Less: Rebranding Expenses		(395)	(219)
Less: Pension plan payment		-	-	-	-
Less: Real estate owned provision		-	-	(653)	(161)
Less: Data processing termination fees		-	-
Core noninterest expense		$11,277	$11,113	$14,194	$5,158

Total average assets	(B)	$1,504,716	$1,525,455	$1,493,527	$556,426
Total average stockholders' equity	(C)	172,811	166,793	145,737	71,813
Total average tangible stockholders' equity	(D)	139,810	133,579	112,352	71,813
Total tangible stockholders' equity, period end	(E)	140,229	137,399	132,124	71,574

Total common shares outstanding, period-end	(F)	33,375,753	33,365,845	33,366,345	22,273,346
Average diluted shares outstanding	(G)	33,551,776	33,508,230	33,432,486	22,268,363

Core earnings per share, diluted	(A/G)	0.08	0.10	$0.12	$(0.00)
Tangible book value per share, period-end	(E/F)	$4.20	$4.12	$3.96	$3.21

Core return on average assets	(A/B)	0.76%	0.89%	1.09%	-0.07%
Core return on average equity	(A/C)	6.58%	8.16%	11.12%	-0.54%
Core return on average tangible equity	(A/D)	8.14%	10.19%	14.42%	-0.54%
Efficiency ratio(1)		71.88%	66.54%	77.62%	101.90%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.